CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 14 of our report dated April 20, 2021, relating to the financial statements and financial highlights, which appear in PGIM Floating Rate Income Fund's Annual Report on Form N-CSR for the year ended February 28, 2021. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 28, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 14 of our report dated April 20, 2021, relating to the financial statements and financial highlights, which appear in PGIM Government Income Fund's Annual Report on Form N-CSR for the year ended February 28, 2021. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

April 28, 2021